UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

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CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of CTM Media Holdings, Inc. (the “Registrant” or the “Company”) approved a compensation arrangement (the “Arrangement”) between the Company and Howard Jonas, the Company’s Chairman of the Board.

Pursuant to the Arrangement, for the five-year period beginning on October 17, 2009, Mr. Jonas will be paid his base compensation in restricted shares of the Registrant’s Class B Common Stock (the “Class B Common Stock”) in lieu of a cash base salary which had been set at $250,000.  Accordingly, on October 14, 2009 (the “Grant Date”), Mr. Jonas was granted 1,785,714 restricted shares of the Class B Common Stock (the “Shares”).  The stock was valued at the closing price of the Class B Common Stock on the Grant Date, which was $.70 per share. The Shares will vest in equal thirds on each of October 14, 2011, October 14, 2012 and October 14, 2013.  The Shares are subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Jonas, the terms of which are set forth in a grant agreement (the “Grant Agreement”) between the Company and Mr. Jonas.  The Grant Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Restricted Stock Agreement, effective October 14, 2009, between the Registrant and Howard Jonas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: October 20, 2009

EXHIBIT INDEX

Exhibit Number	Document
10.01	Restricted Stock Agreement, effective October 14, 2009, between the Registrant and Howard Jonas.

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